UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2023

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-15393	42-1405748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Larimer Street	Suite 1800	Denver,	Colorado	80202
(Address of principal executive offices)				(Zip code)

(303) 285-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On December 12, 2023, Heartland Financial USA, Inc. (the “Company”) announced that effective December 31, 2023, Bryan McKeag will retire from the position of Chief Financial Officer of the Company. Mr. McKeag will remain with the Company through March 31, 2024 in order to support the transition of the Chief Financial Officer position, at which time he will retire from the Company.

Appointment of Chief Financial Officer

The Company also announced that effective as of January 1, 2024, Kevin L. Thompson will assume the role of Executive Vice President, Chief Financial Officer at the Company. Mr. Thompson, age 50, served as Executive Vice President, Chief Financial Officer of PacWest Bancorp from November 2022 until their merger with Banc of California, Inc. was finalized on November 30, 2023. Prior to that, he served as Executive Vice President and Chief Financial Officer of First Foundation Inc. and First Foundation Bank from 2020 to 2022, and served as interim President in 2022. From 2017 to 2020, Mr. Thompson served as Executive Vice President, Chief Financial Officer and Treasurer of Opus Bank. Prior to that, Mr. Thompson held the role of Chief Financial Officer at Midland States Bancorp and American Express Centurion Bank, as well as various other senior financial roles. Mr. Thompson is a certified public accountant.

Pursuant to the Company’s offer letter with Mr. Thompson, he will receive: (i) an annual base salary of $500,000; (ii) annual incentive compensation for 2024 with a target level of 80% of his annual base salary; (iii) Restricted Stock Units (“RSUs”) with a value of $125,000 that will vest pro-rata over a three year period; (iv) a cash sign-on award payable in 2024 of $125,000; (v) eligibility in future years for long term incentive compensation with a value equal to 100% of his annual base salary split between time-based RSUs and performance-based RSUs; and (vi) a Change of Control Agreement (the “Agreement”) further described below.

Pursuant to the Agreement, upon Mr. Thompson’s termination of employment either within six months prior to or two years following a change of control of the Company (other than a Termination for Cause as defined in the Agreement), Mr. Thompson will be entitled to severance equal to two times the sum of (i) his annual salary; and (ii) the average of the three (3) most recent bonuses paid to him. In addition, for a period of twelve months, the Company will provide Mr. Thompson with medical coverage without cost equivalent to the coverage available under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to the extent Mr. Thompson is eligible for and elects COBRA coverage.

A copy of the Company’s news release relating to these actions is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 News Release dated December 12, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2023	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer